Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "ARLUX HOLDINGS, INC.", CHANGING ITS NAME FROM "ARLUX HOLDINGS, INC." TO "GAUCHO GROUP, INC.", FILED IN THIS OFFICE ON THE THIRD DAY OF JULY, A.D. 2018, AT 9:29 O`CLOCK A.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE KENT COUNTY RECORDER OF DEEDS.

Jeffrey W. Bullock, Secretary of State

6149473 8100
SR# 20185488309

Authentication: 203010078
Date: 07-05-18

State of Delaware
Secretary of State
Division of Corporations
Delivered 09:29 AM 07/03/2018
FILED 09:29 AM 07/03/2018
SR 20185488309 - File Number 6149473

CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION OF ARLUX HOLDINGS , INC.

Arlux Holdings , Inc. (the "Corporation"), organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

By vote of the Board of Directors of the Corporation, a resolution was adopted, pursuant to Section 242 of the General Corporation Law of the State of Delaware, setting forth an amendment to the Certificate of Incorporation of the Corporation and declaring said amendment to be advisable. The stockholders of the Corporation duly approved said proposed amendment by written consent in accordance with Sections 228 and 242 of the General Corporation Law of the State of Delaware. The resolution setting forth the amendment is as follows:

> RESOLVED: that the first paragraph of Article First of the Certificate of Incorporation of the Corporation be and it hereby is deleted in its entirety and a new Article First be inserted in lieu thereof to read as follows:
>
> "FIRST: Name. The name of the corporation is Gaucho Group, Inc. (hereinafter referred to as the "Corporation")."

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its Chief Executive Officer this 2nd day of July, 2018.

ARLUX HOLDINGS , INC.

By: Scott L. Mathis
Scott L. Mathis
Chief Executive Officer